Exhibit 99.1

Hutchinson Technology Second Quarter Earnings Per Share Total $0.33

    HUTCHINSON, Minn.--(BUSINESS WIRE)--April 22, 2004--Hutchinson Technology Incorporated (Nasdaq:HTCH) today reported net income of $9,598,000, or $0.33 per diluted share, on net sales of $113,354,000 for its fiscal second quarter ended March 28, 2004. In the comparable fiscal 2003 period, the company reported net income of $14,403,000, or $0.50 per diluted share, on net sales of $124,959,000.
    For the 26 weeks ended March 28, 2004, the company reported net income of $27,819,000, or $0.92 per diluted share, on net sales of $246,990,000. In the comparable fiscal 2003 period, the company reported net income of $32,743,000, or $1.15 per diluted share, on net sales of $257,821,000.
    The company's results for the comparable quarter and 26 weeks ended March 30, 2003 included a pre-tax debt extinguishment charge of $3.5 million and $3.3 million, respectively, or $0.08 per diluted share.
    Wayne M. Fortun, Hutchinson Technology's president and chief executive officer, said that demand for suspension assemblies weakened in the final month of the quarter as some of the company's major customers in the disk drive industry slowed build schedules to reduce inventories. "We believe this is a temporary downturn and continue to expect industry-wide demand for suspension assemblies to grow at about the same rate as growth in disk drive shipments," said Fortun. Industry sources are forecasting drive shipments to increase 12% to 15% annually over the next two years.
    During the fiscal 2004 second quarter, the company shipped approximately 127 million suspension assemblies, down 13% from the fiscal 2004 first quarter and down 2% from the fiscal 2003 second quarter. Overall average selling prices for suspension assemblies in the fiscal 2004 second quarter were $0.84 compared with $0.83 in the preceding quarter, in line with the company's expectations. Trace Suspension Assemblies (TSAs) accounted for approximately 85% of units shipped. Sales of suspension assembly components to other suspension assembly manufacturers accounted for approximately 5% of fiscal 2004 second quarter net sales compared with 8% in both the fiscal 2004 first quarter and the fiscal 2003 second quarter.
    The company's gross margin in the fiscal 2004 second quarter was 30%, down from 32% in the preceding quarter and 31% in the fiscal 2003 second quarter. The decline resulted primarily from lower suspension assembly shipment volumes during the quarter.
    The company generated approximately $22 million in cash from operations during the fiscal 2004 second quarter. At quarter end, the company's cash, cash equivalents and securities held for sale totaled approximately $320.6 million, up from $313.6 million at the end of the fiscal 2004 first quarter.
    Fortun said the company continues to focus on strengthening relationships with its major customers, including working with them on suspension assembly designs for their new disk drive models. He said that the number of customer programs currently in progress in the company's Development Center is more than two times that of 18 months ago. Historically, the level of activity on new customer programs in the company's Development Center has been a leading indicator of future increases in the company's suspension assembly volume. To support the increased activity on customer development programs, as well as ongoing work on process improvements and advances in suspension assembly technology, the company has increased the number of employees supporting its research and development activities by about one-third compared to the 2003 second quarter.
    "We believe our company is the best positioned in the industry to be a strong development partner for the major disk drive manufacturers and to serve them as their preferred volume supplier," said Fortun. "We offer the combination of design expertise, process capabilities, speed to volume, manufacturing capacity, consistent quality and global service necessary to meet customers' requirements for their new disk drive products. To further enable close collaboration, some customers are choosing to access these capabilities through formal joint development or supply arrangements."
    For its fiscal 2004 third quarter, the company currently expects suspension assembly shipments to range from 125 to 135 million units, with weekly shipment volumes trending upward as the quarter progresses. The expected upward trend reflects anticipated overall growth in suspension assembly demand resulting from growth in disk drive shipments, gains in the company's share on certain customer programs and the transition of some new suspension assembly products currently in development into volume production. Overall average selling prices are expected to range from $0.80 to $0.85 generating net sales of approximately $108 to $118 million. The company is expecting fiscal 2004 third quarter gross margins of 24 to 27 percent and net income per diluted share of $0.05 to $0.15.
    The pressure on net income expected in the fiscal third quarter results from several factors. They include: lower production capacity utilization as the company reduces output to match anticipated demand, lower component demand and increased research and development spending to accommodate higher activity levels in the company's Development Center.
    Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology's BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

    This announcement contains forward-looking statements regarding demand for and shipments of the company's products, production capacity utilization, developing designs for new disk drive programs, the company's designation as a volume supplier, selling prices, increased spending in research and development, operating performance and results of operations. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company's ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.
    The company will conduct a conference call and webcast for investors beginning at 5:00 p.m. Central Time (CT) on April 22, 2004. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology's web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 7:00 p.m. CT on April 22 until 6:00 p.m. CT on April 23. To access the replay, dial 800-633-8284 or 402-977-9140 and enter 21188918 at the reservation number prompt.



      (Summarized financial data and financial statements follow)

                  Hutchinson Technology Incorporated
                          (Nasdaq/NMS: HTCH)

                                              Second Quarter Ended
                                              --------------------

                                             March 28,     March 30,
                                               2004          2003
                                           ------------- -------------
Net sales                                  $113,354,000  $124,959,000
Gross profit                                $33,789,000   $38,631,000
Income from operations                      $10,539,000   $22,330,000
Net income                                   $9,598,000   $14,403,000
Net income per common share:
     Basic                                        $0.37         $0.56
     Diluted                                      $0.33         $0.50
Weighted average common and common
 equivalent shares outstanding:
     Basic                                   26,031,000    25,509,000
     Diluted                                 31,754,000    32,262,000


                                             Twenty-Six Weeks Ended
                                             ----------------------

                                             March 28,     March 30,
                                               2004          2003
                                           ------------- -------------
Net sales                                  $246,990,000  $257,821,000
Gross profit                                $77,075,000   $80,059,000
Income from operations                      $32,283,000   $45,266,000
Net income                                  $27,819,000   $32,743,000
Net income per common share:
     Basic                                        $1.07         $1.29
     Diluted                                      $0.92         $1.15
Weighted average common and common
 equivalent shares outstanding:
     Basic                                   25,988,000    25,462,000
     Diluted                                 31,771,000    31,357,000


                                           At March 28,  At Sept. 28,
                                               2004          2003
                                           ------------  ------------

Total assets                               $676,574,000  $638,956,000
Cash and cash equivalents                  $126,618,000   $67,505,000
Securities available for sale              $194,023,000  $224,860,000
Total shareholders' investment             $461,794,000  $431,375,000

                     (Financial statements follow)


                  Hutchinson Technology Incorporated
     Condensed Consolidated Statements of Operations - Unaudited
                (In thousands, except per share data)

                                 Thirteen Weeks     Twenty-Six Weeks
                                      Ended               Ended
                               ------------------- -------------------
                               March 28, March 30, March 28, March 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Net sales                      $113,354  $124,959  $246,990  $257,821

Cost of sales                    79,565    86,328   169,915   177,762
                               --------- --------- --------- ---------

  Gross profit                   33,789    38,631    77,075    80,059

Research and development
 expenses                         6,819     2,638    11,674     6,086

Selling, general and
 administrative expenses         16,431    13,663    33,118    28,707
                               --------- --------- --------- ---------

  Income from operations         10,539    22,330    32,283    45,266

Interest expense                   (878)   (2,981)   (1,806)   (5,216)

Interest Income                   1,198     1,610     2,143     3,033

Loss on debt extinguishment           -    (3,486)        -    (3,265)

Other income, net                   990       309     1,724       606
                               --------- --------- --------- ---------

  Income before income taxes     11,849    17,782    34,344    40,424

Provision for income taxes        2,251     3,379     6,525     7,681
                               --------- --------- --------- ---------

  Net income                     $9,598   $14,403   $27,819   $32,743
                               ========= ========= ========= =========

Basic earnings per share          $0.37     $0.56     $1.07     $1.29
                               ========= ========= ========= =========

Diluted earnings per share        $0.33     $0.50     $0.92     $1.15
                               ========= ========= ========= =========

Weighted average common shares
 outstanding                     26,031    25,509    25,988    25,462
                               ========= ========= ========= =========

Weighted average common and
 diluted shares outstanding      31,754    32,262    31,771    31,357
                               ========= ========= ========= =========


                  Hutchinson Technology Incorporated
          Condensed Consolidated Balance Sheets - Unaudited
                  (In thousands, except shares data)

                                             March 28,   September 28,
ASSETS                                         2004          2003
                                           ------------- -------------
Current assets:
  Cash and cash equivalents                    $126,618       $67,505
  Securities available for sale                 194,023       224,860
  Trade receivables, net                         56,363        59,822
  Other receivables                               6,889         6,036
  Inventories                                    41,961        31,290
  Prepaid taxes and other                         9,968        11,156
                                           ------------- -------------
      Total current assets                      435,822       400,669
Property, plant and equipment, net              187,846       176,559
Deferred tax assets                              30,875        37,840
Other assets                                     22,031        23,888
                                           ------------- -------------
                                               $676,574      $638,956
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Accounts payable                              $28,988       $21,462
  Accrued expenses                               11,590        13,299
  Accrued compensation                           21,452        22,202
                                           ------------- -------------
      Total current liabilities                  62,030        56,963
Convertible subordinated notes                  150,000       150,000
Other long-term liabilities                       2,750           618
Shareholders' investment:
  Common stock $.01 par value, 100,000,000
   shares authorized, 26,048,000 and
   25,458,000 issued and outstanding                260           259
  Additional paid-in capital                    382,415       379,663
  Accumulated other comprehensive income            372           525
  Accumulated earnings (deficit)                 78,747        50,928
                                           ------------- -------------
      Total shareholders' investment            461,794       431,375
                                           ------------- -------------
                                               $676,574      $638,956
                                           ============= =============


                  Hutchinson Technology Incorporated
     Condensed Consolidated Statements of Cash Flows - Unaudited
                        (Dollars in thousands)

                                                    Twenty-Six Weeks
                                                          Ended
                                                   -------------------
                                                   March 28, March 30,
                                                     2004      2003
                                                   --------- ---------
Operating activities:
  Net income                                        $27,819   $32,743
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Depreciation and amortization                    28,562    28,410
    Write-off of unamortized debt issuance costs          -     1,346
    Deferred taxes                                    7,083     6,842
    (Gain) loss on disposal of assets                   141         -
    Changes in operating assets and liabilities         324     4,209
                                                   --------- ---------
        Cash provided by operating activities        63,929    73,550
                                                   --------- ---------

Investing activities:
  Capital expenditures                              (38,181)  (20,808)
  Purchases of marketable securities               (247,003) (104,748)
  Sales of marketable securities                    277,615    59,969
                                                   --------- ---------
        Cash used for investing activities           (7,569)  (65,587)
                                                   --------- ---------

Financing activities:
  Repayments of long-term debt                            -  (143,553)
  Repayments of capital lease obligation                  -    (3,737)
  Net proceeds from issuance of convertible
   subordinated notes                                     -   145,626
  Net proceeds from issuance of common stock          2,753     2,658
                                                   --------- ---------
        Cash provided by (used for) financing
         activities                                   2,753       994
                                                   --------- ---------

Net increase in cash and cash equivalents            59,113     8,957

Cash and cash equivalents at beginning of period     67,505    57,852
                                                   --------- ---------

Cash and cash equivalents at end of period         $126,618   $66,809
                                                   ========= =========


                  Hutchinson Technology Incorporated
              Earnings Per Share Calculation - Unaudited
                (In thousands, except per share data)

                                    Thirteen Weeks   Twenty-Six Weeks
                                         Ended             Ended
                                   ----------------- -----------------
                                    March    March    March    March
                                      28,      30,      28,      30,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------

Net income (A)                      $9,598  $14,403  $27,819  $32,743
Plus:  interest expense on
        convertible
        subordinated notes           1,007    2,405    2,014    4,554
Less:  additional profit sharing
        expense and income tax
        provision                      273      652      545    1,234
                                   -------- -------- -------- --------
Net income available to common
 shareholders (B)                  $10,332  $16,156  $29,288  $36,063
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding (C)                    26,031   25,509   25,988   25,462
Dilutive potential common shares     5,723    6,753    5,783    5,895
Weighted average common and        -------- -------- -------- --------
 diluted shares outstanding (D)     31,754   32,262   31,771   31,357
                                   ======== ======== ======== ========

Basic earnings per share ((A)/(C))   $0.37    $0.56    $1.07    $1.29
Diluted earnings per share
 ((B)/(D))                           $0.33    $0.50    $0.92    $1.15

    CONTACT: Hutchinson Technology, Hutchinson
             Media Contact:
             Connie Pautz, 320-587-1823
             or
             Investor Contact:
             Darlene Polzin, 320-587-1605